SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

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|_|  Preliminary Proxy Statement
|_|  Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                          NEW HORIZON KIDS QUEST, INC.
                  ---------------------------------------------

                (Name of Registrant as Specified In Its Charter)


                     ---------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)


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          pursuant to Exchange Act Rule 0-11:__________
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


                          NEW HORIZON KIDS QUEST, INC.




                                 April 28, 1999


Dear Shareholder of New Horizon Kids Quest, Inc.

            I am pleased to invite you to attend the annual meeting of shareholders of New Horizon Kids Quest, Inc. to be held at the Company's new corporate headquarters, 16355 36th Avenue North, Plymouth, Minnesota on May 27, 1999, at 4:00 p.m.

            At the annual meeting, you will be asked to vote for the election of directors and to approve an amendment to the Company's 1995 Directors' Stock Option Plan. The accompanying material contains the Notice of annual meeting of shareholders and a Proxy Statement, which includes information about the matters to be acted upon at the annual meeting.

            I sincerely hope you will be able to attend the Company's annual meeting. Whether or not you are able to attend the annual meeting in person, I urge you to sign and date the enclosed proxy card and return it promptly in the enclosed envelope. If you do attend the meeting in person, you may withdraw your proxy and vote personally on any matters properly brought before the meeting.



                                       Very truly yours,

                                       NEW HORIZON KIDS QUEST, INC.



                                       William M. Dunkley
                                       Chairman and Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                          NEW HORIZON KIDS QUEST, INC.

                              --------------------



         The annual meeting of the shareholders of New Horizon Kids Quest, Inc. (the "Company") will be held at 4:00 p.m. Minneapolis time, on May 27, 1999, at the Company's new corporate headquarters, 16355 36th Avenue North, Plymouth, Minnesota, for the following purposes:

         1. To elect five directors for a term of one year and until their successors shall be elected and duly qualified.

         2. To consider and vote upon an amendment to the Company's 1995 Directors' Stock Option Plan.

         3. To transact such other business as may properly come before the meeting.

         Only shareholders of record at the close of business on April 26, 1999 are entitled to notice of and to vote at the meeting.

         Whether or not you expect to attend the meeting in person, please complete, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time and if you attend the meeting in person, your executed proxy will be returned to you upon request.

                                        By Order of the Board of Directors



                                        Patrick R. Cruzen, Secretary


Dated:    April 28, 1999



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE PROXY CARD EXACTLY AS YOUR NAME(S) APPEAR(S) THEREON AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                          NEW HORIZON KIDS QUEST, INC.
                             16355 36th Avenue North
                            Plymouth, Minnesota 55447

                                  -------------


                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 27, 1999

                            ------------------------


                                  INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of New Horizon Kids Quest, Inc. (the "Company") for use at the annual meeting of the shareholders to be held at the Company's new corporate headquarters, 16355 36th Avenue North, Plymouth, Minnesota, on May 27, 1999, at 4:00 p.m., and at any adjournment thereof.

         All shares represented by properly executed proxies received in time will be voted at the meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted FOR the election of the nominees for director named herein and FOR an amendment to the Company's 1995 Directors' Stock Option Plan, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting.

         Any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxies by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice to the Secretary of the Company.

         The Board of Directors of the Company has fixed the close of business on April 26, 1999 as the record date for determining the holders of outstanding shares of Common Stock entitled to notice of, and to vote at, the annual meeting. On that date, there were 3,293,300 shares of Common Stock issued and outstanding. Each such share of Common Stock is entitled to one vote at the meeting. The Notice of annual meeting, this Proxy Statement and the form of proxy are first being mailed to shareholders of the Company on or about April 28, 1999.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         Five directors are to be elected at the meeting, each director to serve until the next annual meeting of shareholders or until his successor is duly elected and qualified. All nominees are currently serving as directors of the Company and have consented to serve if elected. The Board of Directors proposes for election the following nominees:

         WILLIAM M. DUNKLEY, age 50, has been Chief Executive Officer and Chairman of the Board for the Company since its inception in 1992 and is a shareholder of New Horizon Enterprises, Inc., which he co-founded in 1971 with his wife, Susan K. Dunkley. Mr. Dunkley is also the Chief Executive Officer and Chairman of the Board of New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Mr. Dunkley is concurrently a senior partner in the Minneapolis law firm of Dunkley, Bennett & Christensen, P.A. and serves on the Board of Directors of Rasmussen College System, Inc. Mr. Dunkley devotes approximately 50 percent of his time to the Company.

         SUSAN K. DUNKLEY, age 49, has been the President and a director of the Company since its inception in 1992 and is a shareholder in New Horizon Enterprises, Inc., which she co-founded in 1971. She is also a board member and President of New Horizon Child Care, Inc., Building Block Child Care, Inc. and the entities that own Kinderberry Hill Child Development centers. Ms. Dunkley serves on the boards of the National Child Care Association, Success at Six, Rule 17 Advisory Committee, Rule 3 Task Force, Early Childhood News, Boys and Girls Club of Minneapolis and the Minnesota Child Care Advocates. Ms. Dunkley is on the Advisory Board of Rasmussen Business College's Child Care Specialist Program. Ms. Dunkley devotes approximately 50 percent of her time to the Company.

         JAY L. BENNETT, age 50, has been a director of the Company since its inception in 1992 and is also a director and corporate counsel for New Horizon Enterprises, Inc., New Horizon Child Care, Inc., Building Block Child Care, Inc. and of each of the entities that own Kinderberry Hill Child Development centers. Mr. Bennett is the Chief Executive Officer of Dunkley, Bennett & Christensen, P.A.

         LYLE BERMAN, age 57, has been a director of the Company since May 1994. Mr. Berman is the Chairman of the Board of Lakes Gaming, Inc. Mr. Berman served as Chief Executive Officer of Grand Casinos, Inc. from October 1991 to March 1998 and as its Chairman of the Board until December 1998. Mr. Berman is also the Chairman of the Board and Chief Executive Officer of Rainforest Cafe, Inc., and is a director of G-III Apparel Group Ltd., Innovative Gaming Corporation of America and Wilsons -- The Leather Experts, Inc. Mr. Berman was a member of the Board of Directors of Stratosphere Corporation from July 1994 to July 1997, and served as its Chairman from July 1996 to July 1997. From July 1994 through October 1996, Mr. Berman was Stratosphere's Chief Executive Officer. Stratosphere filed for reorganization under Chapter 11 of the Bankruptcy Code on January 27, 1997.

         KENNETH W. BRIMMER, age 43, joined the Company's Board of Directors in March 1998. Mr. Brimmer has been a director of Rainforest Cafe, Inc. since August 1996, and has served as President of Rainforest Cafe, Inc. since April 1997. Mr. Brimmer was previously employed by Grand Casinos, Inc. as Special Assistant to the Chairman. Mr. Brimmer is also a director of Oxboro Medical International, Inc.

PROXIES AND VOTING

         The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote on the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for the transaction of business at the meeting, is required for election to the Board of each of the nominees named above. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or who withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

         All shares represented by proxies will be voted FOR the election of the foregoing nominees unless otherwise specified; provided however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgment of the persons named in the proxy.

THE BOARD AND ITS COMMITTEES

         The Board of Directors met once during the fiscal year ended December 31, 1998, and all members of the Board attended this meeting. The Company maintains an Audit Committee to review the results and scope of the audit and other accounting related services, and a Compensation Committee to provide recommendations concerning salaries, stock options and incentive compensation for officers and employees of the Company. Messrs. Berman, Bennett and Brimmer constitute the Compensation Committee and Messrs Berman and Brimmer are the members of the Audit Committee. In April 1999, the Audit Committee reviewed the results of the audit for the Company's 1998 fiscal year.

DIRECTOR COMPENSATION

         The Company has not paid any cash compensation to a director in such person's capacity as a director but may pay directors' fees in the future. For a discussion of stock options granted to directors, see "Proposal No. 2 - Approval of an Amendment to the 1995 Directors' Stock Option Plan."

                             PRINCIPAL SHAREHOLDERS

         The following table contains certain information as of April 10, 1999 (except as noted otherwise) as to the number and percentage of shares of the Company's Common Stock beneficially owned by (i) each person known by the Company to own beneficially more than five percent of the Company's Common Stock, (ii) each director and nominee for director of the Company and (iii) all officers and directors as a group. Any shares which are subject to an option exercisable within 60 days are reflected in the following table and are deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by the option holder but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock owned by any other person. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares.

                                         Number of Shares         Percent of
Name(1)                                 Beneficially Owned    Outstanding Shares
----                                    ------------------    ------------------

William M. Dunkley                          413,750  (2)(4)          12.5

Susan K. Dunkley                            413,750  (3)(4)          12.5

Jay L. Bennett                              334,700  (4)(5)          10.1

Lakes Gaming, Inc.                          875,000                  26.6

Lyle Berman                                  66,000  (6)              2.0

Kenneth W. Brimmer                            5,000  (7)               *

All executive officers and directors
as a group (6 persons)                    2,208,200  (8)             65.6

-------------------

         * Less than 1%

(1) The address of each person is 16355 36th Avenue North, Plymouth, Minnesota 55447, except as follows: for Lakes Gaming, Inc. and Lyle
         Berman: 130 Cheshire Lane, Plymouth, MN 55305; for Kenneth W. Brimmer: c/o Rainforest Cafe, Inc., 720 South Fifth Street, Hopkins, MN 55343.
(2) Includes 193,750 shares held directly, 20,000 shares which Mr. Dunkley has the right to purchase pursuant to vested stock options, and 200,000 shares held by a family trust (which shares Mr. Dunkley has the power to vote). Mr. Dunkley's total does not include and he disclaims beneficial ownership of 195,750 shares owned by Ms. Dunkley and 198,000 shares held directly by Mr. Dunkley but over which Ms. Dunkley has voting power (and which are included in Ms. Dunkley's beneficial ownership).
(3) Includes 195,750 shares held directly, 20,000 shares which Ms. Dunkley has the right to purchase pursuant to vested stock options, and 198,000 shares owned by Mr. Dunkley over which Ms. Dunkley has voting power. Ms. Dunkley's total does not include, and she disclaims beneficial ownership of, the remaining 193,750 held by Mr. Dunkley and 200,000 shares held by a family trust over which Mr. Dunkley has voting power.
(4) Does not include, and the named person disclaims beneficial ownership of, an option to purchase 100,000 shares exercisable by New Horizon Enterprises, Inc., of which William M. Dunkley, Susan K. Dunkley and Jay L. Bennett own a majority of the stock. See "Certain Transactions."
(5) Includes 9,000 shares held by Mr. Bennett's children and director stock options to purchase 15,000 shares.
(6) Includes: (i) 41,000 shares held by the Lyle Berman Consultant Profit Sharing Plan, (ii) director stock options to purchase 15,000 shares and
         (iii) 10,000 shares held by Mr. Berman's wife. However, Mr. Berman disclaims beneficial ownership of the shares owned by his wife. Mr. Berman is the Chairman of the Board of Lakes Gaming, Inc., and also may be deemed to beneficially own the Common Stock held by Lakes Gaming, Inc.
(7)      Includes a director stock option to purchase 5,000 shares.
(8) Includes shares held by Lakes Gaming, Inc. and an option to purchase 100,000 shares exercisable by New Horizon Enterprises, Inc.

                             EXECUTIVE COMPENSATION

         None of the Company's executive officers earned total annual salary and bonus from the Company in excess of $100,000 in any of the last three fiscal years. The Company's employment agreements with William M. Dunkley, the Company's Chief Executive Officer, and Susan K. Dunkley, the Company's President, provide that Mr. Dunkley and Ms. Dunkley are each entitled to receive 2.5% of the Company's annual pre-tax income. Under these employment agreements, neither Mr. nor Mrs. Dunkley received any salary for fiscal 1996, 1997 or 1998. The employment agreements expire December 31, 1999.

                              CERTAIN TRANSACTIONS

         Seven of the Company's Kids Quest centers were previously operated in conjunction with casinos owned or managed by Grand Casinos, Inc. ("Grand Casinos") in Minnesota, Mississippi and Louisiana. In 1998, Grand Casinos concluded its management of casinos in Mille Lacs and Hinckley, Minnesota, with the Mille Lacs Band of Ojibwe assuming management of the casinos. In December 1998, Grand Casinos transferred its two Louisiana casinos to newly formed Lakes Gaming, Inc., now a publicly held corporation, and Grand Casinos was then merged into Park Place Entertainment Corporation, combining Grand Casinos's remaining properties with the gaming operations previously held by Hilton Hotels. As a result of these transactions, the Company now operates two Kids Quest centers in Minnesota casinos owned and managed by the Mille Lacs Band (both of which are governed by new contracts directly with the Tribe), two Kids Quest centers in Louisiana casinos operated by Lakes Gaming, Inc., and three Kids Quest centers in Mississippi casinos owned and managed by Park Place Entertainment Corporation, all of which casinos continue to operate using the Grand Casinos name. Grand Casinos held 875,000 shares of the Company's Common Stock, all of which shares are now held by Lakes Gaming, Inc.

         Although the precise terms of each of the agreements for the seven locations previously owned or managed by Grand Casinos vary by location, each provide for a profit sharing arrangement in which the Company manages and operates a Kids Quest center and pays a percentage of the center's pre-tax gross operating profits and other reimbursements to the property manager or the tribe. Under these agreements for the three casinos previously owned by Grand Casinos, the Company paid an aggregate of $200,045 in 1997 and $211,796 in 1998 to Grand Casinos. The agreements also typically provide for a minimum guaranteed management fee to be paid to the Company, which fee varies by location. The agreements also allow the casino operators to establish a discounted rate below the fair market value for the Company's services to be charged by the Company to the public in order to attract customers to the Company and ultimately to the casinos. The casino operator must reimburse the Company for the difference between such amount charged and the fair market value for the Company's services. Pursuant to these provisions, the Company received $663,602 in 1997 and $642,936 in 1998 from Grand Casinos as reimbursement for rate discounts at the casinos previously owned by Grand Casinos. In addition, the agreements with Grand Casinos and the tribes provide a guaranty by the manager or the tribe against Company operating losses at the particular location. Under the guaranty provisions for the casinos previously owned by Grand Casinos, the Company received $194,909 in 1997 and $20,036 in 1998, all of which was paid by Grand Casinos.

         The Company has entered into an office sharing agreement with New Horizon Enterprises, Inc. and related entities that operate child care centers in Minnesota. William M. Dunkley, Susan K. Dunkley and Jay L. Bennett own a majority of the stock in New Horizon Enterprises and the related entities. Pursuant to the office sharing agreement between the Company and New Horizon Enterprises, the salaries of various administrative personnel and other overhead expenses (including rent) are allocated between the Company, New Horizon Enterprises and the related entities that own the Minnesota child care centers. Under this agreement, the Company may make payments to New Horizon Enterprises for various marketing, accounting and personnel services provided by the employees of New Horizon Enterprises, including certain family members of William M. Dunkley and Susan K. Dunkley. The Company paid New Horizon Enterprises an aggregate of $152,766 pursuant to the agreement in 1997 and $157,676 in 1998.

         In February 1999, Kevin M. Greer resigned as the Company's Chief Financial Officer. Mr. Greer is continuing to provide services to the Company on a consulting basis. Additionally, the Company has retained Patrick R. Cruzen as its Interim Chief Financial Officer. Mr. Cruzen, previously served as the President and Chief Operating Officer of Grand Casinos and, prior thereto, held executive positions with MGM Grand, the Flamingo Hilton in Reno, Nevada, and the Sands Hotel and Casino as well as Caesars Palace in Las Vegas, Nevada. Mr. Cruzen is also the Chief Executive Officer of Cruzen and Associates, a company that offices at New Horizon Enterprises. Cruzen and Associates provides consulting and executive placement services for casinos, and has provided consulting services to the Company regarding strategic development. To date, no fees have been paid by the Company to Cruzen and Associates.

         The Minneapolis law firm of Dunkley, Bennett & Christensen, P.A., of which Messrs. William M. Dunkley and Jay L. Bennett are members, provides legal services to the Company. Fees paid to Dunkley, Bennett & Christensen, P.A. totalled $322,878 in 1997 and $337,692 in 1998.

                                 PROPOSAL NO. 2
                         APPROVAL OF AN AMENDMENT TO THE
                        1995 DIRECTORS' STOCK OPTION PLAN

         In September 1995, the Company adopted the New Horizon Kids Quest, Inc. 1995 Directors' Stock Option Plan (the "Directors' Plan"). A copy of the Directors' Plan, as proposed to be amended, is attached to this Proxy Statement as Exhibit A.

         The Directors' Plan provides for automatic grants of options to purchase the Company's Common Stock to non-employee directors according to fixed terms. Specifically, non-qualified stock options to purchase 5,000 shares of Common Stock are granted to non-employee directors as of the date such individuals become directors of the Company and on each subsequent annual shareholders meeting date, provided that the director has served since the previous annual shareholders meeting. As originally adopted and approved by the shareholders, 50,000 shares of Common Stock were reserved for issuance under the Directors' Plan.

         The exercise price per share for each option is equal to the fair market value of a share of Common Stock as of the date of grant. Each option has a term of five years and becomes exercisable six months after the date of grant. No option granted under the Directors' Plan may be transferred other than by will or by the laws of descent and distribution, and all options are exercisable, during the lifetime of the non-employee director, only by the non-employee director. If an optionee ceases to serve as a director or dies while serving as a director, the option may be exercised at any time within seven months following the date the director ceases to be a non-employee director of the Company or at any time within seven months following the date of death by the personal representative or heir, as the case may be, but only to the extent such director had the right to exercise the option at the time such director ceased to serve as such or at the date of death, as the case may be.

         Pursuant to the Directors' Plan, Messrs. Bennett and Berman each received automatic option grants for 5,000 shares in each of 1996, 1997 and 1998, with exercise prices of $8.75, $4.25 and $2.63. Mr. Brimmer received an initial grant of an option for 5,000 shares at an exercise price of $2.875 on March 13, 1998, the day that he became a director. Each of Messrs. Berman, Bennett and Brimmer will each receive an additional grant on the date of this annual meeting, regardless of whether the proposed amendment to the Directors' Plan is approved by the shareholders. After this year's grants, however, there will be no additional reserved shares available for grant under the Directors' Plan. The purpose of the proposed amendment is, therefore, to increase the number of shares available for grant under the Directors' Plan to 200,000. Approval of the amendment will not result in any additional grants this year, but will allow for continued automatic grants.

         The purpose of this amendment is to allow the Company to continue to compensate its non-employee directors so that the Company benefits from their participation on the Board of Directors, and to allow the Company to attract qualified individuals to serve as directors if necessary.

         The Board of Directors recommends a vote FOR approval of the amendment to the Directors' Plan. Approval requires the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting.

                         VOTING OF PROXIES AND EXPENSES

         The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

         The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

         Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected Arthur Andersen LLP as the Company's independent public accountants for fiscal 1999. Arthur Andersen LLP has been the independent public accountants for the Company since 1994. A representative of Arthur Andersen LLP is expected to attend the meeting and to have an opportunity to make a statement and respond to appropriate questions from shareholders.


                              SHAREHOLDER PROPOSALS

         Shareholders wishing to present proposals for action by the shareholders at the year 2000 annual meeting must present such proposals at the principal offices of the Company not later than December 28, 1999. Due to the complexity of the respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposals be submitted by certified mail, return receipt requested.


                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        William M. Dunkley
                                          Chairman of the Board
                                          and Chief Executive Officer

Dated:   April 28, 1999
         Minneapolis, Minnesota

                                    EXHIBIT A

                          NEW HORIZON KIDS QUEST, INC.

                        1995 DIRECTORS STOCK OPTION PLAN


         1. Purpose of the Plan. The purpose of this New Horizon Kids Quest, Inc. 1995 Directors' Stock Option Plan is to attract and retain the best available individuals for service as Directors of the Company and provide additional incentive to the Outside Directors of the Company to serve as Directors.

            None of the options granted hereunder shall be "incentive stock options" within the meaning of Section 422 of the Code (as hereinafter defined).

         2. Definitions. As used herein, the following definitions shall apply:

            (a) "Board" shall mean the Board of Directors of the Company.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (c) "Common Stock" shall mean the Common Stock of the Company.

            (d) "Company" shall mean New Horizon Kids Quest, Inc., a Minnesota corporation.

            (e) "Continuous Status as a Director" shall mean the absence of any interruption or termination of service as a Director.

            (f) "Director" shall mean a member of the Board.

            (g) "Employee" shall mean any person, including officers and Directors, employed by the Company or any parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

            (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            (i) "Option" shall mean a stock option granted pursuant to the Plan.

            (j) "Optioned Stock" shall mean the Common Stock subject to an Option.

            (k) "Optionee" shall mean an Outside Director who receives an Option.

            (l) "Outside Director" shall mean a Director who is not an Employee.

            (m) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            (n) "Plan" shall mean this 1995 Directors' Stock Option Plan.

            (o) "Shares" shall mean shares of the Common Stock, as adjusted in accordance with the terms of the Plan.

            (p) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

         3. Stock Subject to Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 200,000 Shares of Common Stock. The Shares may be authorized but unissued, or reacquired Common Stock.

            If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. If Shares which were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

         4. Administration of and Grants of Options under the Plan.

            (a) Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

            (b) Procedure for Grants. The provisions set forth in this Section 4(b) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                (i) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                (ii) Each Outside Director shall be automatically granted an Option (an "Initial Grant") to purchase 5,000 Shares upon the date on which such person first becomes a Director, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy. Options granted under this Section 4(b)(ii) shall become exercisable six months after the date of such Initial Grant.

                (iii) Each Outside Director shall automatically receive, on the date of each Annual Meeting of Shareholders, an Option to purchase 5,000 Shares of the Company's Common Stock, such Option to become exercisable six months subsequent to the date of grant; provided however, that such Option shall only be granted to Outside Directors who have served since the date of the last Annual Meeting of Shareholders and will continue to serve after the date of grant of such Option.

                (iv) The terms of an Option granted hereunder shall be as follows:

                     (A) the term of the Option shall be five (5) years.

                     (B) the Option shall be exercisable only while the Outside
                Director remains a Director of the Company, except as set forth in Section 8 hereof.

                     (C) the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option.

                     (D) to the extent necessary to comply with the applicable
                provisions of Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3"), no Option will be exercisable until a date more than six months subsequent to the date of the grant of that Option.

            (c) Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 7(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7(a) of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

            (d) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

         5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in
Section 4(b) hereof.

            The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his directorship at any time.

         6. Term of Plan. The Plan shall become effective upon the earlier of
(i) its adoption by the Board or (ii) its approval by the Shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Plan.

         7. Exercise Price and Consideration.

            (a) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

            (b) Fair Market Value. The fair market value ("Fair Market Value") of a Share shall be determined by the Board in its discretion; provided however, that where there is a public market for the Common Stock, the fair market value per Share shall be the closing price of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("NASDAQ") System) or, in the event the Common Stock is traded on the NASDAQ National Market System or listed on a stock exchange, the fair market value per Share shall be closing price on such system or exchange on the date of grant of the Option, as reported in The Wall Street Journal.

            (c) Form of Consideration. Subject to compliance with applicable provisions of Section 16(b) of the Exchange Act (or other applicable law), the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of (i) cash, (ii) check, (iii) other Shares which (X) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six months on the date of surrender, and (Y) have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (v) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(vi) by delivering an irrevocable subscription agreement for the Shares which irrevocably obligates the Optionee to take and pay for the Shares not more than twelve months after the date of delivery of the subscription agreement, (vii) any combination of the foregoing methods of payment or (viii) such other consideration and method of payment for the issuance of Shares as may be permitted under applicable laws. In making its determination as to the type of consideration to accept, the Board shall consider whether acceptance of such consideration may be reasonably expected to benefit the Company.

         8. Exercise of Option.

            (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as set forth in Section 4(b) hereof; provided however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7(c) of the Plan and as determined by the Board. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

            Exercise of an Option for a certain number of Shares shall result in a decrease in the number of Shares which thereafter are available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

            (b) Termination of Status as a Director. If an Outside Director ceases to serve as a Director, he may, but only within seven (7) months after the date he ceases to be a Director of the Company, exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise an Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

            (c) Disability of Optionee. Notwithstanding the provisions of
Section 8(b) above, in the event an Optionee is unable to continue his service as a Director with the Company as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code) he may, but only with seven (7) months from the date of termination, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

            (d) Death of Optionee. Notwithstanding the provisions of Section 8(b) above, in the event of the death of an Optionee:

                (i) provided that the Optionee was at the time of his death a Director of the Company and had been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, subject to the term of the Option, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as a Director for six (6) months after the date of death; or

                (ii) within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within seven (7) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

         9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         10. Adjustments Upon Changes in Capitalization, Dissolution or Merger.

             (a) In the event that the number of outstanding shares of Common Stock of the Company is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Board or shareholders of the Company and compliance with applicable securities laws; provided however, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

             (b) In the event of a dissolution or liquidation of the Company, a merger in which the Company is not the surviving corporation, a transaction or series of related transactions in which 100% of the then outstanding voting stock is sold or otherwise transferred, or the sale of substantially all of the assets of the Company, any or all outstanding Options shall, notwithstanding any contrary terms of the written agreement governing such Option, accelerate and become exercisable in full at least ten days prior to (and shall expire on) the consummation of such dissolution, liquidation, merger or sale of stock or sale of assets on such conditions as the Board shall determine unless the successor corporation assumes the outstanding Options or substitutes substantially equivalent options.

         11. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

         12. Amendment and Termination of the Plan.

             (a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuance shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

             (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

         13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

             Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares available for issuance pursuant to this Plan as shall be sufficient to satisfy the requirements of the Plan.

         15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

         16. Shareholder Approval.

             (a) The Plan shall be subject to approval by the shareholders of the Company within twelve (12) months of its adoption by the Board. If such shareholder approval is obtained at a duly held shareholder's meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. If shareholder approval is obtained by written consent, it may be obtained by the written consent of the holders of a majority of the outstanding shares of the Company.

             (b) Any required approval of the shareholders of the Company shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

         17. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports to shareholders, proxy statements and other information provided to all shareholders of the Company.

PROXY                      NEW HORIZON KIDS QUEST, INC.
                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 27, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement, dated April 28, 1999, hereby appoints William M. Dunkley and Susan K. Dunkley, or either of them, proxies or proxy, with full power of substitution, to vote all shares of Common Stock of New Horizon Kids Quest, Inc. (the "Company") which the undersigned is entitled to vote at the 1999 Annual Meeting of Shareholders to be held at the Company's new corporate headquarters, 16355 36th Avenue North, Plymouth, Minnesota, on May 27, 1999 at 4:00 p.m. Central Daylight Time, and at any adjournment thereof, as directed below with respect to the proposals set forth below, all as more fully described in the Proxy Statement, and upon any other matter that may properly come before the meeting or any adjournment thereof.

    1.  ELECTION OF DIRECTORS:

         [ ] FOR all nominees listed below    [ ] WITHHOLD AUTHORITY to vote for
             (except as marked to the             all nominees listed below
             contrary below)

             WILLIAM M. DUNKLEY  SUSAN K. DUNKLEY  JAY L. BENNETT  LYLE BERMAN
                                 KENNETH BRIMMER

    (INSTRUCTION: To withhold authority for any individual nominee, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

    2. Approval of an amendment to the New Horizon Kids Quest, Inc. 1995 Directors' Stock Option Plan to increase the number of shares of common stock reserved for issuance pursuant to the plan to 200,000 shares.

                  [ ] FOR        [ ] AGAINST         [ ] ABSTAIN

    3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.



            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

    The power to vote granted by this Proxy may be exercised by William M. Dunkley and Susan K. Dunkley, jointly or singly, or their substitute(s), who are present and acting at said Annual Meeting or any adjournment of said Annual Meeting. The undersigned hereby revokes any and all prior proxies given by the undersigned to vote at this Annual Meeting.

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDERS' INSTRUCTIONS. IF THE SHAREHOLDER(S) WHO EXECUTE THIS PROXY DO NOT WITHHOLD THEIR VOTES FOR THE ELECTION OF DIRECTORS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PROPOSED DIRECTORS AND FOR A PROPOSED AMENDMENT TO THE COMPANY'S 1995 DIRECTORS' STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE THEREUNDER TO 200,000 SHARES.


                                        It is urgent that each shareholder
                                        complete, date, sign and mail this Proxy as soon as possible. Your vote is important!


                                        Dated: ___________________________, 1999


                                        ________________________________________
                                        Signature of Shareholder(s)


                                        ________________________________________
                                        Signature of Shareholder(s)

                                        When shares are held by joint tenants,
                                        both should sign. When signing as
                                        attorney, executor, administrator,
                                        trustee or guardian, please give your
                                        title as such. If signer is a
                                        corporation, partnership or other
                                        entity, please sign full entity name by
                                        authorized person.


                    PLEASE DO NOT FORGET TO DATE THIS PROXY.